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Exhibit 99. (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 3, 2002, relating to the financial statements and financial highlights which appear in the March 31, 2002 Annual Report to Shareholders of Flag Investors Value Builder Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
Baltimore, Maryland
July 26, 2002

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